CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated April 6, 2011, relating to the balance sheet of Blue Wolf Mongolia Holdings Corp. (a company in the development stage) as of April 1, 2011, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 11, 2011 (date of inception) to April 1, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 10, 2011